Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES STRONG 2013 FINANCIAL RESULTS;

FOURTH QUARTER NET INVESTMENT INCOME BEFORE TAXES OF $0.40 PER SHARE;

AND EARNINGS OF $0.46 PER SHARE;

BOARD DECLARES FIRST QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., March 6, 2014 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2013 and filed its annual report on Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income before taxes for the quarter ended December 31, 2013 was $12.7 million, or $0.40 per share on a diluted basis, after preferred dividends and $0.09 per share in incentive compensation on net investment income. Net investment income before taxes for the year ended December 31, 2013 was $43.2 million, or $1.67 per share on a diluted basis, after preferred dividends and $0.41 per share in incentive compensation on net investment income.

•	Net increase in net assets resulting from operations for the quarter ended December 31, 2013 was $14.4 million, or $0.46 per share. Net increase in net assets resulting from operations for the year ended December 31, 2013 was $49.5 million, or $1.91 per share.

•	Net Asset Value per share at December 31, 2013 increased to $15.18 per share from $15.06 at September 30, 2013 and $14.71 at December 31, 2012.

•	Total acquisitions during the quarter ended December 31, 2013 were $116.5 million and total acquisitions net of total dispositions were $57.4 million.

•	On December 18, 2013, we closed a follow-on offering of 5,175,000 shares of our common stock at $16.00 per share for net proceeds of approximately $79.9 million.

•	On March 6, 2014, our board of directors declared a first quarter dividend of $0.36 per share payable on March 31, 2014 to shareholders of record as of March 17, 2014.

“We are very pleased with our results for the quarter and year ended December 31, 2013,” said TCP Capital Corp.’s Chairman and CEO, Howard Levkowitz. “We were able to out earn our dividend run rate by $0.04 per share for the quarter and by $0.19 for the year while increasing our NAV by $0.47 per share over the course of the year. In addition, we increased the value of our investment portfolio to $766 million from $518 million while maintaining strong credit quality. So far in 2014, we see a strong pipeline of deal flow across a variety of sectors, and we will continue to take a highly selective approach to choosing investments that deliver strong risk-adjusted returns to our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2013, our investment portfolio consisted of debt and equity positions in 67 portfolio companies with a total fair value of approximately $766.3 million. Debt positions represented approximately 95% of the portfolio fair value, 98% of which were senior secured debt. Equity positions represented approximately 5% of our investment portfolio.

As of December 31, 2013, the weighted average annual effective yield of our debt portfolio was approximately 10.9%.(1) As of December 31, 2013, approximately 71% of our debt portfolio at fair value had floating interest rates, approximately 92% of which had interest rate floors, and approximately 29% of our debt portfolio had fixed interest rates. As of December 31, 2013, we had no debt investments on non-accrual status.

During the three months ended December 31, 2013, we invested approximately $117 million in seven new and two existing portfolio companies. The investments were comprised of approximately $90 million in senior secured loans, $20 million in senior secured notes and $7 million in equity investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $59 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of December 31, 2013, total assets were $803.3 million, net assets applicable to common shareholders was $549.6 million and net asset value per share was $15.18, as compared to $729.3 million, $401.5 million, and $15.06 per share, respectively on September 30, 2013.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2013 was approximately $21.0 million, or $0.66 per share, including $0.06 per share from prepayment income, $0.01 per share from original issue discount accretion and $0.04 per share from income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment. Total investment income was net of $0.6 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.02 per share.

Total operating expenses for the three months ended December 31, 2013 were approximately $4.7 million, or $0.15 per share. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.01 per share. We also incurred incentive compensation from net investment income of $3.0 million, or $0.09 per share, incentive compensation from realized gains of $0.3 million, or $0.01 per share, and an increase in the reserve for incentive compensation of $0.3 million, or $0.01 per share. Excluding incentive compensation, annualized second quarter expenses, including all costs of leverage (both interest expense and preferred dividends), were 4.0% of average net assets.

Net investment income before taxes for the three months ended December 31, 2013 was approximately $16.3 million, or $0.51 per share, before related incentive compensation and preferred dividends. Pre-tax net investment income after related incentive compensation and preferred dividends was $12.7 million, or $0.40 per share.

Net realized losses for the three months ended December 31, 2013 were $44.6 million, or $1.40 per share primarily due to a charge of $45.1 million from the tender of all of our shares of common stock of Bally Total Fitness Holding Corporation (“BTF”). The tender price was slightly higher than the fair value as of September 30, 2013 and had a de minimis impact on net asset value. This charge was previously included in unrealized losses at the beginning of the quarter. The initial BTF investment was acquired at a significant discount as part of our legacy distressed debt strategy and generated substantial cash interest income. During the three months ended December 31, 2013, we recognized $47.7 million, or $1.50 per share, in net unrealized appreciation from the reversal of unrealized losses on BTF and mark to market adjustments throughout our portfolio. Net realized and unrealized gains for the three months ended December 31, 2013 were $3.1 million, or $0.10 per share.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended December 31, 2013 was $14.4 million, or $0.46 per share.

(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2013, available liquidity was approximately $132.9 million, comprised of approximately $11.9 million in cash and cash equivalents (net of approximately $11.1 million in net outstanding commitments), and $121 million in available capacity under the credit facilities.

Total leverage outstanding at December 31, 2013 was $229.0 million, comprised of $95.0 million on our revolving credit facilities and $134.0 million on our preferred equity facility. The weighted average interest rate on amounts outstanding on the total leverage facility as of December 31, 2013 was 1.38%.

Leverage Program ($350 million):	Rate	Maturity
$116mm Partnership Credit Facility	LIBOR + 0.44%	July 2016
$100mm TCPC Funding Credit Facility	LIBOR + 2.75%*	May 2016*
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

* Rate reduced to LIBOR + 2.50% effective March 15, 2014, available credit increased to $150mm, and maturity date extended to May 2017. See Recent Developments.

RECENT DEVELOPMENTS

On February 21, 2014, the Company announced the expansion of the TCPC Funding Facility from $100 million in available debt to $150 million in available debt. The facility’s maturity date was also extended from May 15, 2016 to May 15, 2017 and its interest rate was reduced from LIBOR plus 2.75% per annum to LIBOR plus 2.50% per annum, subject to certain minimum borrowing requirements. The amendment is effective March 15, 2014.

On March 6, 2014, the Company’s board of directors declared a first quarter regular cash dividend of $0.36 per share payable on March 31, 2014 to stockholders of record as of the close of business on March 17, 2014.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, March 6, 2014 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 58603926 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2013 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 13, 2014. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 58603926.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2013	December 31, 2012
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $684,569,508 and $508,302,758, respectively)	$678,326,915	$440,772,190
Companies 5% to 25% owned (cost of $73,946,547 and $55,803,421, respectively)	69,068,808	54,421,689
Companies more than 25% owned (cost of $42,588,724 and $44,964,189 respectively)	18,867,236	22,489,208
Total investments (cost of $801,104,779 and $609,070,368, respectively)	766,262,959	517,683,087

Cash and cash equivalents	22,984,182	18,035,189
Accrued interest income:
Companies less than 5% owned	6,282,353	4,039,149
Companies 5% to 25% owned	415,061	482,634
Companies more than 25% owned	41,691	53,524
Receivable for investments sold	3,605,964	7,727,415
Deferred debt issuance costs	2,969,085	696,018
Unrealized appreciation on swaps	-	179,364
Options (cost $51,750)	14,139	-
Prepaid expenses and other assets	753,768	345,722
Total assets	803,329,202	549,242,102

Liabilities
Debt	95,000,000	74,000,000
Payable for investments purchased	14,706,942	21,814,819
Incentive allocation payable	3,318,900	-
Payable to the Investment Manager	1,121,108	109,200
Interest payable	430,969	119,233
Unrealized depreciation on swaps	331,183	-
Accrued expenses and other liabilities	3,136,010	2,685,015
Total liabilities	118,045,112	98,728,267

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP;
$20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	504,252	526,285
Total preferred limited partner interests	134,504,252	134,526,285

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	1,168,583	-

Net assets applicable to common shareholders	$549,611,255	$315,987,550

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 36,199,916 and 21,477628
shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	36,200	21,478
Paid-in capital in excess of par	667,842,020	444,234,060
Accumulated net investment income	24,016,095	22,526,179
Accumulated net realized losses	(105,800,278)	(59,023,861)
Accumulated net unrealized depreciation	(35,314,199)	(91,770,306)
Non-controlling interest	(1,168,583)	-
Net assets applicable to common shareholders	$549,611,255	$315,987,550

Net assets per share	$15.18	$14.71

TCP Capital Corp.

Consolidated Statements of Operations

	Year Ended December 31,
	2013	2012 (1)	2011 (1)
Investment income
Interest income:
Companies less than 5% owned	$60,323,117	$42,139,023	$38,290,363
Companies 5% to 25% owned	5,445,021	5,850,394	3,822,995
Companies more than 25% owned	1,210,926	1,253,915	-
Dividend income:
Companies 5% to 25% owned	-	1,811,189	10,610,159
Other income:
Companies less than 25% owned	1,470,116	289,073	1,068,872
Companies 5% to 25% owned	458,627	359,099	1,065,287
Companies more than 25% owned	701,239	490,066	-
Total investment income	69,609,046	52,192,759	54,857,676

Operating expenses
Management and advisory fees	8,820,229	6,908,942	6,787,188
Interest expense	1,194,158	190,702	321,532
Amortization of deferred debt issuance costs	852,618	441,495	440,289
Administrative expenses	849,228	-	-
Legal fees, professional fees and due diligence expenses	797,568	1,165,318	331,589
Commitment fees	292,671	225,560	180,467
Director fees	288,336	199,333	180,960
Insurance expense	189,139	130,140	114,446
Custody fees	149,860	99,947	91,886
Professional fees relating to the Conversion	-	411,523	-
Other operating expenses	867,353	619,461	801,593
Total operating expenses	14,301,160	10,392,421	9,249,950
Net investment income before taxes	55,307,886	41,800,338	45,607,726
Excise tax expense	977,624	1,479,978	-
Net investment income	54,330,262	40,320,360	45,607,726

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(40,379,889)	(29,574,293)	17,818,481
Investments in companies 5% to 25% owned	(7,004,857)	13,584,105	261,308
Net realized gain (loss)	(47,384,746)	(15,990,188)	18,079,789
Net change in net unrealized appreciation/depreciation	56,456,107	3,205,937	(56,958,670)
Net realized and unrealized gain (loss)	9,071,361	(12,784,251)	(38,878,881)

Dividends on Series A preferred equity facility	(1,516,585)	(1,542,932)	(1,456,281)
Net change in accumulated dividends on Series A preferred equity facility	22,033	(59,867)	(88,549)
Dividends to Series Z preferred shareholders	-	-	(752)
Net change in reserve for dividends to Series Z preferred shareholders	-	-	27
Distributions of incentive allocation to the General Partner from:
Net investment income	(10,567,142)	-	-
Net realized gains	(645,691)	-	-
Net change in reserve for incentive allocation	(1,168,583)	-	-

Net increase in net assets applicable to common
shareholders resulting from operations	$49,525,655	$25,933,310	$5,183,290

Basic and diluted earnings per common share	$1.91	$1.21	N/A
Basic and diluted weighted average common shares outstanding	25,926,493	21,475,847	N/A

(1)	Prior to the Conversion on April 2, 2012, the Company's portfolio had different objectives.

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies with established market positions. TCPC focuses on companies with differentiated products and strong regional or national operations and where it has deep industry knowledge and expertise. TCPC’s investment objective is to seek to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's prospectus dated December 10, 2013 and its preliminary prospectus supplement dated December 16, 2013 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Jessica Ekeberg

310-566-1094

investor.relations@tcpcapital.com